EXHIBIT 1(c)



               EMPIRE DISTRICT ELECTRIC COMPANY

                        PREFERRED STOCK

                 STANDARD PURCHASE PROVISIONS

                           INCLUDING

                  FORM OF PURCHASE AGREEMENT

             THE EMPIRE DISTRICT ELECTRIC COMPANY
    CUMULATIVE PREFERRED STOCK STANDARD PURCHASE PROVISIONS


          From time to time, The Empire District Electric Company, a Kansas corporation ("Company"), may enter into purchase agreements that provide for the sale of shares of the Company's cumulative preferred stock to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement ("Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement." Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

          1. Introductory. The Company proposes to issue and sell, from time to time, cumulative preferred stock, $10.00 par value, registered under the registration statement referred to in Section 3(a) ("Preferred Stock"). The shares of Preferred Stock referred to on Schedule A of the Purchase Agreement are hereinafter referred to as the "Purchased Preferred Stock" and the firm or firms, as the case may be, which agree to purchase the same are hereinafter referred to as the "Purchasers" of such Purchased Preferred Stock. The terms "you" and "your" refer to those Purchasers (or the Purchaser) who sign the Purchase Agreement either on behalf of themselves (or itself) only or on behalf of the several Purchasers named in Schedule A thereto, as the case may be.

          2. Sale and Delivery of Preferred Stock. Subject to the terms and conditions set forth in this Agreement, the Company will deliver the Purchased Preferred Stock to you for the account of the Purchasers, at the place set forth in the Purchase Agreement against payment of the purchase price therefor by wire transfer or certified or official bank check or checks in immediately available funds or clearing house funds payable to the order of the Company, all as set forth in the Purchase Agreement, at the time set forth in the Purchase Agreement or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date." The Company agrees to make available to you for inspection and packaging at the place set forth in the Purchase Agreement, at least one full business day prior to the Closing Date, the Purchased Preferred Stock so to be delivered in good delivery form and in such denominations and registered in such names as you shall have requested, all such requests to have been made in writing at least three full business days prior to the Closing Date, or if no such request is made, registered in the names of the several Purchasers as set forth in Schedule A to the Purchase Agreement.

          3.   Representations and Warranties of the Company.
The Company represents and warrants to each Purchaser that:

          (a) The registration statement referred to in the Purchase Agreement and relating to the Preferred Stock, including a prospectus and all documents incorporated by reference therein, has been filed on Form S-3 with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, including all documents filed as a part thereof or incorporated therein pursuant to Item 12 of Form S-3, is hereinafter referred to as the "Registration Statement" and such prospectus, as included in the Registration Statement at the time such amendment thereto became effective and as amended by the prospectus supplement with respect to the offering of Purchased Preferred Stock referred to in
     Section 2 and all prior amendments and supplements thereto (other than supplements and amendments relating to Preferred Stock which is not Purchased Preferred Stock), including all material so incorporated by reference therein, in the form first filed by the Company pursuant to Rule 424(b)(2) under the Act is hereinafter referred to as the "Prospectus."

          (b) The Registration Statement and the Prospectus conform in all respects to the requirements of the Securities Act of 1933, as amended ("Act") and the pertinent published rules and regulations ("Rules and Regulations") of the Commission, and none of such documents includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in either of such documents based upon written information furnished to the Company by any Purchaser specifically for use therein. The documents incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 of the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the pertinent published rules and regulations thereunder (the "Exchange Act Rules and Regulations") and any additional documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4. Agreements of the Company. The Company agrees with the several Purchasers that:

          (a) The Company will advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus with respect to any Purchased Preferred Stock, and will furnish you a copy thereof prior to the filing thereof with the Commission.

          (b) The Company will furnish to you copies of the registration statement relating to the Preferred Stock as originally filed and all amendments thereto (at least one of which will be signed and will include all exhibits except those incorporated by reference to previous filings with the Commission), each related prospectus, the Prospectus, and all amendments and supplements to such documents (except supplements relating to Preferred Stock which is not Purchased Preferred Stock), in each case as soon as available and in such quantities as you reasonably request for the purposes contemplated by the Act.

          (c) If at any time when a prospectus relating to the Purchased Preferred Stock is required to be delivered under the Act or the Rules and Regulations, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company will promptly notify the Purchasers and promptly prepare and file with the Commission an amendment or supplement to the Registration Statement or any appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or an amendment which will effect such compliance, and deliver in connection therewith, such Prospectus or amendments or supplements to the Purchasers in such quantity as may be necessary to permit compliance with the requirements of the Act and the Rules and Regulations, provided that the Company shall be so obligated only so long as the Company is notified of unsold allotments (failure by the Purchasers to so notify the Company cancels the Company's obligation under this
     Section 4(c)), and provided further that any such Prospectus or amendment or supplement required later than nine months from the date hereof shall be furnished at the Purchasers' sole expense.

          (d) The Company will cooperate with the Purchasers in taking such action as may be necessary to qualify the Purchased Preferred Stock for offering and sale under the securities laws of any state or jurisdiction of the United States as the Purchasers may reasonably request and will use its best efforts to continue such qualification in effect so long as required for the distribution of the Purchased Preferred Stock; provided, however, that the Company shall not be required to qualify as a foreign corporation, or to file a general consent to service of process, in any such state or jurisdiction or to comply with any other requirement deemed by the Company to be unduly burdensome.

          (e) The Company will make generally available to its security holders as soon as practicable, but not later than twenty months after the effective date of the Registration Statement, an earning statement (as contemplated by Rule 158 under the Act) covering a period of twelve months commencing after the effective date of the Registration Statement.

          (f) For a period of three years, the Company will furnish to you copies of any report or definitive proxy statement which the Company shall file with the Commission under the Exchange Act, and copies of all reports and communications which shall be sent to stockholders generally, at or about the time such reports and other information are first furnished to stockholders generally.

          (g) The Company will apply the net proceeds from the offering of the Purchased Preferred Stock as set forth under the caption "Use of Proceeds" in the Prospectus.

          (h) If a public offering of the Purchased Preferred Stock is to be made, the Company will not offer or sell any of its other preferred stock (other than pursuant to any employee benefit or other plan in effect on the date of this Agreement) prior to 120 days after the Closing Date without the consent of the Purchasers.

          5. Expenses. The Company and the Purchasers agree as follows:

          (a) The Company, whether or not the transactions contemplated hereunder are consummated, will (except as provided in Section 4(c) hereof) pay all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all costs and expenses in connection with (i) the preparation and filing of the Registration Statement and Prospectus and any supplements or amendments thereto; (ii) the preparation, issuance and delivery to the Purchasers of the Purchased Preferred Stock (other than transfer taxes); (iii) the reproduction or printing and mailing in reasonable quantities of the Registration Statement and amendments thereto, each preliminary prospectus, the Prospectus and any amendments or supplements thereto, this Agreement and any Blue Sky memoranda delivered to the Purchasers; (iv) reasonable filing fees and expenses (including legal fees and disbursements, not in excess of $5,000) incurred in connection with the qualification of the Purchased Preferred Stock under the Blue Sky or securities laws of the various states, and the preparation of Blue Sky memoranda for the offering; (v) the fees and expenses of the accountants and the counsel for the Company and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

          (b) The Purchasers will pay (i) the fees and disbursements of their respective counsel, except as set forth in Section 5(a) above, and (ii) their own out-of-pocket expenditures.

          6. Conditions of the Purchasers' Obligations. The obligations of the Purchasers to purchase and pay for the Purchased Preferred Stock shall be subject in their discretion to the accuracy of and compliance in all material respects with the representations and the warranties of the Company herein contained as of the date hereof and the Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission prior to the Closing Date.

          (b) You shall have received an opinion, dated the Closing Date, of Anderson, Byrd, Richeson & Flaherty, counsel for the Company, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

          (ii) The Purchased Preferred Stock has been duly authorized, and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be fully paid and non-assessable; and the Preferred Stock conforms to the description thereof contained in the Prospectus under "Description of New Preferred Stock";

          (iii) All approvals of the State Corporation Commission of the State of Kansas which are required for the issuance, sale and delivery of the Purchased Preferred Stock have been obtained; any conditions in such approvals required to be satisfied prior to the issuance of the Purchased Preferred Stock have been duly satisfied; such approvals are in full force and effect; and no further approval, authorization, consent or other order of any public board or body in the State of Kansas is legally required for the issuance, sale and delivery of the Purchased Preferred Stock or the execution, delivery and performance by the Company of this Agreement (it being understood that such counsel need express no opinion as to any approvals which may be required under the securities acts or Blue Sky laws of said state); and

          (iv) This Agreement has been duly authorized, executed and delivered by the Company.

          (c) You shall have received an opinion, dated the Closing Date, of Spencer, Scott & Dwyer, P.C., counsel for the Company, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in the States of Arkansas, Missouri and Oklahoma, which are the only jurisdictions (other than Kansas) in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

          (ii)      The Company holds all the valid and
          subsisting franchises which are necessary to authorize it to carry on the utility businesses in which it is engaged as described in the Prospectus;

          (iii) Neither the issuance of the Purchased Preferred Stock nor the execution, delivery and performance by the Company of this Agreement will conflict with, violate or result in the breach of any Missouri law or administrative regulation or any court decree known to such counsel applicable to the Company (it being understood that such counsel need express no opinion as to the securities or Blue Sky law of any jurisdiction), conflict with or result in a breach of any of the terms, conditions or provisions of the Restated Articles of Incorporation, as amended, or By-Laws, as amended, of the Company or of any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company;

          (iv) Relying as to materiality to a large extent upon the statements and opinions of representatives of the Company, such counsel have no reason to believe that either the Registration Statement or the Prospectus in the form first filed pursuant to Rule 424(b)(2) under the Act, or any amendment or supplement thereto, as of their respective effective or issue dates, contained any untrue statement of material fact or omitted to state any material fact necessary to make the statements therein not misleading; the descriptions in the Registration

          Statement and Prospectus of contracts and other documents are accurate and fairly present the information therein shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus by Item 103 of the Regulation S-K under the Act which are not described as so required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus pursuant to
          Item 11 of Form S-3 or to be filed as exhibits to the Registration Statement pursuant to Item 601 of such Regulation S-K which are not described and filed as so required; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical information contained in the Registration Statement or the Prospectus; and

          (v) This Agreement has been duly authorized, executed and delivered by the Company.

     In rendering such opinion, Spencer, Scott & Dwyer, P.C. may rely, as to the incorporation of the Company and all matters governed by Kansas law, upon the opinion of Anderson, Byrd, Richeson & Flaherty referred to in paragraph (b) above.

          (d) You shall have received an opinion, dated the Closing Date, of Brydon, Swearengen & England, Professional Corporation, counsel for the Company, to the effect that no approval of any governmental regulatory authority in the State of Arkansas, Missouri or Oklahoma is legally required for the valid authorization and issuance of the Purchased Preferred Stock and the valid sale thereof under this Agreement (other than any approvals required under securities acts or Blue Sky laws of any jurisdiction).

          (e) You shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel for the
     Company, to the effect that:

          (i) The Purchased Preferred Stock has been duly authorized and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be fully paid and non-assessable and conforms to the description thereof contained in the Prospectus under "Description of New Preferred Stock";

          (ii) All approvals of the State Corporation Commission of the State of Kansas which are required for the valid authorization and issuance of the Purchased Preferred Stock and the valid sale thereof under this Agreement have been obtained, and such counsel knows of no approval of any other governmental regulatory body which is legally required in connection therewith (other than any approvals required under the securities acts or Blue Sky laws of any jurisdiction);

          (iii) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus in the form first filed pursuant to Rule 424(b)(2) under the Act, and each amendment or supplement thereto (except, in each case, as to the financial statements or other financial or statistical information included therein, as to which such counsel need not express an opinion), as of their respective effective or issue dates, appeared to comply as to form in all material respects with the requirements of Form S-3, and the applicable Rules and Regulations; and

          (iv) This Agreement has been duly authorized, executed and delivered by the Company.

     In rendering such opinion Cahill Gordon & Reindel may rely, as to the incorporation of the Company and as to all other matters governed by the laws of the States of Arkansas, Kansas, Missouri and Oklahoma, and covered by their respective opinions, upon the opinions of Anderson, Byrd, Richeson & Flaherty, Spencer, Scott & Dwyer, P.C. and Brydon, Swearengen & England, Professional Corporation referred to above.

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent auditors of the Company and representatives of the Purchasers at which the contents of the Registration Statement and Prospectus, and any subsequent amendments or supplements thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, or any subsequent amendments or supplements thereto, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that either the Registration Statement or the Prospectus, and any subsequent amendments or supplements thereto, as of their respective effective or issue dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical information included in the Registration Statement or Prospectus or any such amendments or supplements).

          (f) You shall have received an opinion, dated the Closing Date, of Thompson Coburn, counsel for the Purchasers, to the effect that:

          (i) The Purchased Preferred Stock has been duly authorized and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be fully paid and non-assessable and conforms to the description thereof contained in the Prospectus under "Description of New Preferred Stock";

          (ii) All approvals of the State Corporation Commission of the State of Kansas which are required for the valid authorization and issuance of the Purchased Preferred Stock and the valid sale thereof under this Agreement have been obtained, and such counsel knows of no approval of any other governmental regulatory body which is legally required in connection therewith (other than any approvals required under the securities acts or Blue Sky laws of any jurisdiction);

          (iii) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus in the form first filed pursuant to Rule 424(b)(2) under the Act, and each amendment or supplement thereto (except, in each case, as to the financial statements or other financial or statistical information included therein, as to which such counsel need not express an opinion), as of their respective effective or issue dates, appeared to comply as to form in all material respects with the requirements of Form S-3, and the applicable Rules and Regulations; and

          (iv) This Agreement has been duly authorized, executed and delivered by the Company.

     In rendering such opinion Thompson Coburn may rely, as to the incorporation of the Company and as to all other matters governed by the laws of the States of Arkansas, Kansas and Oklahoma, and covered by their respective opinions, upon the opinions of Anderson, Byrd, Richeson & Flaherty and Brydon, Swearengen & England, Professional Corporation, referred to above. Thompson Coburn need not express any opinion with respect to the matters set forth in paragraphs (i), (ii) and (iii) of the opinion of Spencer, Scott & Dwyer, P.C. referred to above.

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent auditors of the Company and representatives of the Purchasers at which the contents of the Registration Statement and Prospectus, and any subsequent amendments or supplements thereto, and related matters were discussed and reviewed. Such counsel shall also state that, on the basis of such participation (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Company), but without independently verifying, passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, or any subsequent amendments or supplements thereto, no facts have come to the attention of such counsel which lead such counsel to believe that either the Registration Statement or the Prospectus, and any subsequent amendments or supplements thereto, as of their respective effective or issue dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical information included in the Registration Statement or Prospectus or any such amendments or supplements).

          (g) You shall have received from the Company's independent accountant(s) a letter or letters, dated the Closing Date and addressed to you, confirming that they are independent public auditors within the meaning of the Act and the Rules and Regulations, and covering the following in a manner satisfactory to you:

          (i) In their opinion, the financial statements and schedules examined by them which are included in the Company's most recent Annual Report on Form 10-K, which is incorporated by reference in the Prospectus (the "Form 10-K") comply as to form in all material respects with the accounting requirements of the Act and the Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations;

          (ii) On the basis of procedures specified in the letter(s) (but not an examination in accordance with generally accepted auditing standards), including reading the minutes of meetings of the stockholders and the Board of Directors of the Company since the end of the year covered by the Form 10-K as set forth in the minute books through a specified date not more than five business days prior to the Closing Date, reading the unaudited interim financial statements of the Company incorporated by reference in the Prospectus and the latest available unaudited interim financial statements of the Company, and making inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing has come to their attention that has caused them to believe that (1) any unaudited financial statements incorporated by reference in the Prospectus do not comply as to form in all material respects with the accounting requirements of the Act and the Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations; (2) the latest available financial statements, not incorporated by reference in the Prospectus, have not been prepared on a basis substantially consistent with that of the audited financial statements incorporated in the Prospectus; (3) for the period from the closing date of the latest income statement incorporated by reference in the Prospectus to the closing date of the latest available income statement read by them there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, operating income or net income; or (4) at a specified date not more than five business days prior to the Closing Date, there was any change in the capital stock or long term debt of the Company or, at such date, there was any decrease in net assets of the Company as compared with amounts shown in the latest balance sheet incorporated by reference in the Prospectus, except in all cases for changes or decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and

          (iii) Certain specified procedures have been applied to certain financial or other statistical information (to the extent such information was obtained from the general accounting records of the Company) set forth or incorporated by reference in the Prospectus and that such procedures have not revealed any disagreement between the financial and statistical information so set forth or incorporated and the underlying general accounting records of the Company, except as described in such letters.

          (h) On the Closing Date there shall have been furnished to you a certificate, dated the Closing Date, from the Company, signed on behalf of the Company by the President, or the Vice President-Finance, stating in effect that to the best knowledge of the officer signing such certificate and except as may be reflected in or contemplated by the Registration Statement or stated in such certificate (i) the representations and warranties of the Company contained in Section 3 of this Agreement are correct and the Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied on its part at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending, or, to the knowledge of the signer thereof, are contemplated under the Act; and
     (iii) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, as supplemented or amended, there has been no material adverse change in the financial position or results of operations of the Company,

          (i) If a public offering of the Purchased Preferred Stock is to be made, subsequent to the date of this Agreement and prior to the Closing Date, no rating of the Company's First Mortgage Bonds by any nationally recognized rating agency shall have been lowered by such agency,

          (j) The representations and warranties of the Company herein shall be true and correct in all material respects as of the Closing Date and all agreements herein contained to be performed on the part of the Company at or prior to the Closing Date shall have been so performed,

          (k) You shall have been furnished such additional certificates and other evidence as you or your counsel may reasonably request showing fulfillment of the conditions contained in this Section 6 and existence of the facts to which the representations and warranties contained in
     Section 3 hereof relate.

          7.   Indemnification.

     (a) The Company will indemnify and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act against the losses, claims, damages or liabilities, joint or several, to which such Purchaser or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Purchaser and each such controlling person for any legal or other expenses reasonably incurred by such Purchaser or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any

Purchaser specifically for use therein. The indemnification obligation contained in this Section 7 will be in addition to any liability which the Company may otherwise have.

     (b) Each Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligation contained in this Section 7 will be in addition to any liability which the Purchasers may otherwise have.

          In addition to any other information the Purchasers may furnish, the Purchasers hereby furnish to the Company specifically for use in the Prospectus the information with respect to the offering of the Purchased Preferred Stock and the Purchasers set forth on the cover page and inside cover page of the Prospectus Supplement and under "Underwriting" or similar caption therein.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel selected by the indemnifying party and acceptable to the indemnified party (the indemnified party shall not unreasonably reject such counsel), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
(i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of one counsel representing all indemnified parties shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent.

          8. Contribution. If recovery is not available under the foregoing indemnification provisions of Section 7 of this Agreement, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under
Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Purchased Preferred Stock (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Purchasers were treated as one entity for such purpose). No Purchaser or any person controlling such Purchaser shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Purchased Preferred Stock purchased by such Purchaser, less the aggregate amount of any damages which such Purchaser and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim.

          9.   Termination.

     (a) This Agreement may be terminated at any time prior to the Closing Date by the Purchasers by written notice to the Company, if in the reasonable judgment of the Purchasers it is impracticable to offer for sale or to enforce contracts made by the Purchasers for the resale of the Purchased Preferred Stock by reason of (i) the Company sustaining a loss, whether or not insured, by reason of fire, flood, accident or other calamity, which, in the reasonable opinion of the Purchasers, substantially affects the value of the properties of the Company or which materially interferes with the operation of the properties of the Company or which materially interferes with the operation of the business of the Company, (ii) trading in securities on the New York Stock Exchange having been suspended or limited, other than a temporary suspension in trading to provide for an orderly market, or minimum prices having been established on such Exchange, (iii) a banking moratorium having been declared by the United States, or by New York or Missouri state authorities, or (iv) an outbreak of major hostilities between the United States and any foreign power, or any other new insurrection or armed conflict involving the United States having occurred.

     (b)  If this Agreement shall be terminated pursuant to
Section 6 or this Section 9, or if the purchase of the Purchased Preferred Stock by the Purchasers is not consummated because of any refusal, inability or failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform all the obligations under this Agreement, the Company shall not be liable to the Purchasers for damages arising out of the transactions covered by this Agreement, but the Company and the Purchasers shall remain liable to the extent provided in Sections 5(a), 7(a) and 8 hereof.

          10. Survival of Indemnities, Representations and Warranties. The respective indemnities and agreements for contribution of the Company and the Purchasers and the respective representations and warranties of the Company and the Purchasers set forth in this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Company or the Purchasers or any of their respective officers, directors, partners or any controlling person, and will survive delivery of and payment for the Purchased Preferred Stock or termination of this Agreement.

          11. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Purchased Preferred Stock hereunder and the aggregate number of shares of Purchased Preferred Stock which such defaulting Purchaser or Purchasers agreed but failed to purchase is equal to or less than 10% of the total number of shares of Purchased Preferred Stock you may make arrangements satisfactory to the Company for the purchase of such Purchased Preferred Stock by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Purchased Preferred Stock or which such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate amount of Purchased Preferred Stock with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to you and the Company for the purchase of such Purchased Preferred Stock by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. In the event that any Purchaser or Purchasers default in their obligation to purchase Purchased Preferred Stock hereunder, the Company may, by prompt written notice to the non-defaulting Purchasers, postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

          12. Parties in Interest. This Agreement shall inure to the benefit of the Company, the Purchasers, the officers, directors and partners of such parties, each controlling person referred to in Section 7 hereof, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation (including, without limitation, any purchaser of the Purchased Preferred Stock from a Purchaser or any subsequent holder thereof) any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

          The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any Purchased
Preferred Stock from any Purchaser or any subsequent holder thereof.

          This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes any agreement previously entered into.

          13. Notices. All communications, terminations and notices hereunder shall be in writing and, if sent to any Purchaser, shall be mailed, delivered or telecopied and confirmed to it by letter to the address set forth for such Purchaser in Schedule A to the Purchase Agreement (or such other place as the Purchaser may specify in writing); if sent to the Company shall be mailed, delivered or telecopied and confirmed to the Company at 602 Joplin Street, Joplin, Missouri 64801 (Attn: Vice President - Finance), telecopier: (417) 625-5155 (or such other place as the Company may specify in writing).

          14. Counterparts. This Agreement may be executed in any number of counterparts which, taken together, shall constitute one and the same instrument.

          15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.